Revolution Medicines Reports Second Quarter 2023 Financial Results and Update on Corporate Progress

Company to provide clinical updates for RMC-6236 at Triple (AACR-NCI-EORTC) Meeting and ESMO (European Society for Medical Oncology) Congress 2023 and initial clinical findings for RMC-6291 at Triple Meeting

Planning underway for one or more single agent pivotal trials with RMC-6236 and the first combination study of RMC-6236 and RMC-6291

Announced acquisition of EQRx, Inc. expected to add more than $1 billion in additional capital to balance sheet

Webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., August 8, 2023 (GLOBE NEWSWIRE) – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended June 30, 2023, and provided an update on corporate progress.

“With growing confidence in our pioneering RAS-focused drug candidate pipeline, we believe Revolution Medicines is poised for a transformative second half of the year. We intend to share significant clinical updates on our most advanced RAS(ON) Inhibitors, RMC-6236 and RMC-6291, through oral presentations at the Triple Meeting and ESMO in October,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “Having announced last week our agreement to acquire EQRx to add more than $1 billion in additional capital to our balance sheet, we are in an especially strong position to build on this clinical momentum and continue scientific advances on behalf of patients. We are already planning one or more pivotal single agent clinical trials for RMC-6236 as well as for our first in-pipeline combination trial featuring RMC-6236 and RMC-6291.”

Clinical and Development Highlights

Investigational RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is an oral, RAS-selective, first-in-class RAS(ON) Inhibitor designed to treat patients with cancers driven by a wide range of common RAS mutations. Initially being evaluated as monotherapy, it may also be evaluated as a RAS Companion Inhibitor in combination with mutant-selective RAS(ON) Inhibitors and in other combination treatments.

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The ongoing Phase 1/1b monotherapy trial (NCT05379985) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6236 in patients with advanced solid tumors harboring select KRASG12 mutations, including KRASG12D, KRASG12V and KRASG12R. Preliminary data have shown promising evidence of anti-tumor activity at generally well tolerated dose levels. A maximum tolerated dose has not yet been defined and dose escalation is ongoing.

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An update on the clinical antitumor activity of RMC-6236 in patients with non-small cell lung cancer (NSCLC) or pancreatic cancer will be presented as a Proffered Paper (oral presentation) during the Developmental Therapeutics session on Sunday, October 22 at the European Society for Medical Oncology Congress 2023 (ESMO), and supporting clinical data will be presented at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics (Triple Meeting) in October 2023. Additional details for these presentations will be provided when available.

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Based on encouraging data trends thus far for RMC-6236, planning is underway for one or more single agent pivotal clinical trials potentially to begin in 2024.

RMC-6291 (KRASG12C)

RMC-6291, an oral, covalent inhibitor of KRASG12C(ON) designed to treat patients with cancers driven by the KRASG12C mutant, is the first of the company’s mutant-selective RAS(ON) Inhibitors to enter clinical development and the first reported clinical-stage inhibitor of KRASG12C that uses a highly differentiated mechanism of action compared to first-generation compounds.

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The ongoing Phase 1/1b monotherapy trial (NCT05462717) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6291 in patients with advanced KRASG12C mutant solid tumors. Early findings have shown that RMC-6291 is orally bioavailable, exhibits pharmacokinetics consistent with preclinical findings, and is generally well tolerated in a pharmacologically active range.

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The company will provide a first report on initial clinical findings with RMC-6291, including preliminary evidence of differentiation from RAS(OFF) inhibitors, at the Triple Meeting. Details for this presentation will be provided when available.

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With encouraging initial clinical experience thus far for RMC-6291, planning is underway for a Phase 1/1b clinical trial to evaluate the combination of RMC-6236 and RMC-6291 potentially to begin in early 2024, in parallel to the continuing single agent evaluation of RMC-6291.

RMC-9805 (KRASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of KRASG12D(ON), the most common driver of RAS-addicted human cancers, predominantly among patients with pancreatic cancer, NSCLC, or colorectal cancer (CRC). The company believes RMC-9805 is the first oral, mutant-selective and covalent inhibitor of KRASG12D.

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Study site activation is ongoing under an investigational new drug (IND) application for a monotherapy dose-escalation Phase 1/1b trial of RMC-9805 and the company currently expects to announce dosing of the first patient in this study in the second half of 2023.

RAS Innovation Engine

Beyond the first wave of RAS(ON) Inhibitors, the company continues expanding its preclinical pipeline of RAS(ON) Inhibitor candidates.

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RMC-0708 is a potent, oral, selective, first-in-class non-covalent inhibitor of the KRASQ61H(ON) cancer variant. KRASQ61H is found in lung cancer, CRC, pancreatic cancer, and multiple myeloma. RMC-0708 is the company’s first mutant-selective RAS(ON) Inhibitor drug candidate to engage its RAS target non-covalently.

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RMC-8839 is a potent, oral, and selective inhibitor of KRASG13C(ON). The company believes RMC-8839 is the first compound to selectively inhibit KRASG13C, an important therapeutic target primarily for NSCLC and select CRC patients unserved by a targeted RAS inhibitor.

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The company continues drug discovery efforts in RAS(ON) Inhibitor pipeline expansion programs focused on RAS mutation hotspots including KRASG12R, KRASG13D, and other important targets.

Investigational RAS Companion Inhibitors

RMC-4630 (SHP2)

RMC-4630 is a clinical-stage, oral inhibitor of SHP2, which contributes to tumor survival and growth in many RAS-addicted cancers.

RMC-4630 and KRASG12C Inhibitor Lumakras™ (sotorasib)

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RMC-4630-03 (NCT05054725) is a global, multicenter, open-label Phase 2 study of RMC-4630 in combination with sotorasib for patients with NSCLC with a KRASG12C mutation who have failed prior standard therapy and who have not previously been treated with a KRASG12C inhibitor that the company is conducting in collaboration with Amgen.

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The RMC-4630-03 study is fully enrolled, and the company plans to review a complete data set from the study when available. Decisions about future development of RMC-4630 will take into account this analysis and other considerations, including the potential of RMC-6236 as a RAS Companion Inhibitor. The company no longer plans to share topline data from the RMC-4630-03 study prior to disclosing decisions about future development of the compound.

RMC-5552 (mTORC1/4EPB1)

RMC-5552 is a first-in-class, bi-steric mTORC1-selective inhibitor designed to suppress phosphorylation and inactivation of 4EBP1 in cancers with hyperactive mTORC1 signaling, including certain RAS-addicted cancers. The company plans to evaluate RMC-5552 in combination with RAS(ON) inhibitors for patients with cancers harboring a RAS mutation and co-occurring mutations in the mTOR signaling pathway.

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Dose optimization continues in the company’s ongoing multicenter, open-label, Phase 1/1b dose-escalation study evaluating RMC-5552 monotherapy in patients with refractory solid tumors (NCT04774952).

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The company currently expects to provide additional characterization of the single agent profile for this compound at the upcoming Triple Meeting in October 2023.

Corporate Highlights

Acquisition of EQRx

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On August 1, 2023, the company announced it entered into a definitive agreement to acquire EQRx, Inc. in an all-stock transaction intended to add more than $1 billion in net cash to the company’s balance sheet.

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This proposed transaction is intended to reinforce and sustain Revolution Medicines’ parallel development approach for its extensive RAS(ON) Inhibitor pipeline in multiple RAS-driven cancers by enhancing its balance sheet.

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The merger is expected to close in November 2023, subject to satisfaction of customary closing conditions, including regulatory review, and approval by Revolution Medicines’ and EQRx’s stockholders. Additional details can be found in the announcement press release as well as in Revolution Medicines’ and EQRx’s SEC filings.

Second Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $909.5 million as of June 30, 2023, compared to $644.9 million as of December 31, 2022. The increase was primarily attributable to the company’s public equity offering in March 2023.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $3.8 million for the quarter ended June 30, 2023, compared to $9.1 million for the quarter ended June 30, 2022.

R&D Expenses: Research and development expenses were $98.0 million for the quarter ended June 30, 2023, compared to $61.0 million for the quarter ended June 30, 2022. The increase was primarily due to an increase in clinical trial and clinical supply manufacturing expenses for RMC-6236 and RMC-6291, research expenses associated with the company’s pre-clinical portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $14.6 million for the quarter ended June 30, 2023, compared to $10.2 million for the quarter ended June 30, 2022. The increase was primarily due to an increase in stock-based compensation and an increase in personnel-related expenses related to additional headcount.

Net Loss: Net loss was $98.3 million for the quarter ended June 30, 2023, compared to net loss of $61.2 million for the quarter ended June 30, 2022.

Financial Guidance

Revolution Medicines is reiterating its projected full year 2023 GAAP net loss to be between $360 and $400 million, which includes estimated non-cash stock-based compensation expense of $40 million and $50 million. Based on the company’s current operating plan, the company projects current cash, cash equivalents and investments can fund planned operations into 2025. The Company’s financial guidance excludes the financial impact of the proposed EQRx transaction.

Webcast

Revolution Medicines will host a webcast this afternoon, August 8, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. The company’s RAS(ON) Inhibitors RMC-6236 (RASMULTI),
RMC-6291(KRASG12C) and RMC-9805 (KRASG12D) are currently in clinical development. Additional RAS(ON) Inhibitors in the company’s pipeline include RMC-0708 (KRASQ61H) which is currently in IND-enabling development, RMC-8839 (KRASG13C), and additional compounds targeting other RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

EQRx™ is a trademark of EQRx.

Lumakras™ (sotorasib) is a trademark of Amgen Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered "forward-looking statements," including without limitation statements regarding the company’s financial projections; the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; progression of clinical studies and findings from these studies, including the tolerability and potential efficacy of the company’s candidates being studied and the company’s plans to share clinical updates for these candidates; the potential advantages and effectiveness of the company’s clinical and preclinical candidates, including its RAS(ON) Inhibitors; whether the second half of 2023 is transformative for the company; the potential clinical utility of RMC-6236 for treating a range of RAS-addicted cancers; the company’s plans for pivotal clinical trials for RMC-6236; the potential of RMC-6236 to be first-in-class and to be combined with mutant-selective RAS(ON) Inhibitors and in other combination treatment strategies; the company’s plans for a combination study of RMC-6236 and RMC-6291; the potential of RMC-0708 to be first-in-class; the company’s potential development decisions with respect to RMC-4630; the potential of RMC-5552 to be first-in-class; the company’s aims to combine RMC-5552 with RAS(ON) Inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations; the company’s expectations about whether the EQRx acquisition will close in November 2023 or at all; and the expected benefits to the company of the proposed acquisition of EQRx, including the amount of additional capital that would be added to the company’s balance sheet. Forward-looking statements are typically, but not always, identified by the use of words such as "may," "will," "would," "believe,"

"intend," "plan," "anticipate," "estimate," "expect," and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the COVID-19 pandemic and other global events. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2023, and its future periodic reports to be filed with the SEC. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, Revolution Medicines and EQRx plan to file with the SEC and mail or otherwise provide to their respective security holders a joint proxy statement/prospectus regarding the proposed transaction (as amended or supplemented from time to time, the “Joint Proxy Statement/Prospectus”). INVESTORS AND REVOLUTION MEDICINES’ AND EQRX’S RESPECTIVE SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF REVOLUTION MEDICINES AND EQRX WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Revolution Medicines’ investors and security holders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents that Revolution Medicines files with the SEC (when available) from the SEC’s website at www.sec.gov and Revolution Medicines’ website at ir.revmed.com. In addition, the Joint Proxy Statement/Prospectus and other documents filed by Revolution Medicines with the SEC (when available) may be obtained from Revolution Medicines free of charge by directing a request to Eric Bonach, H/Advisors Abernathy at eric.bonach@h-advisors.global.

EQRx’s investors and security holders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents that EQRx files with the SEC (when available) from the SEC’s website at www.sec.gov and EQRx’s website at investors.eqrx.com. In addition, the Joint Proxy Statement/Prospectus and other documents filed by EQRx with the SEC (when available) may be obtained from EQRx free of charge by directing a request to EQRx’s Investor Relations at investors@eqrx.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Revolution Medicines, EQRx and their respective directors, executive officers, other members of management, certain employees and other persons may be deemed to be participants in the solicitation of proxies from the security holders of Revolution Medicines and EQRx in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Revolution Medicines’ directors and executive officers in Revolution Medicines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and Revolution Medicines’ definitive proxy statement on Schedule 14A for its 2023 annual meeting of stockholders, which was filed with the SEC on April 26, 2023. To the extent holdings of Revolution Medicines’ securities by Revolution Medicines’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Security holders may obtain information regarding the names, affiliations and interests of EQRx’s directors and executive officers in EQRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 23, 2023, and in certain of EQRx’s Current Reports on Form 8-K. To the extent holdings of EQRx’s securities by EQRx’s directors and executive officers have changed since the amounts set forth in such Annual Report on Form 10-K, such changes have been or will be reflected on subsequent Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Joint Proxy Statement/Prospectus relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Revolution Medicines’ website at www.revmed.com and EQRx’s website at www.eqrx.com.

Media & Investor Contact

Erin Graves

650-779-0136

egraves@revmed.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,
	2023	2022
Revenue:
Collaboration revenue	$3,824	9,116
Total revenue	3,824	9,116
Operating expenses:
Research and development	97,981	61,001
General and administrative	14,640	10,204
Total operating expenses	112,621	71,205
Loss from operations	(108,797)	(62,089)
Other income (expense), net:
Interest income	10,499	867
Total other income, net	10,499	867
Loss before income taxes	(98,298)	(61,222)
Benefit from income taxes	—	—
Net loss	$(98,298)	$(61,222)
Net loss per share attributable to common stockholders - basic and diluted	$(0.92)	$(0.82)
Weighted-average common shares used to compute net loss per share, basic and diluted	106,884,185	74,280,590

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	June 30,	December 31,
	2023	2022

Cash, cash equivalents and marketable securities	$909,489	$644,943
Working capital (1)	844,033	598,201
Total assets	1,073,709	811,930
Deferred revenue	-	4,459
Total liabilities	142,874	126,742
Total stockholders' equity	930,835	685,188

(1)
Working capital is defined as current assets less current liabilities.